SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: October 17, 2003
(Date of earliest event reported)

MS Structured Asset Corp.
(Issuer in Respect of SATURNS Trust No. 2002-5)
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of organization)
001-16443 (Commission File No.)
13-4026700 (I.R.S. Employer Identification No.)

1585 Broadway, New York, New York 10036
(Address of principal executive offices) (Zip Code)

Registrant's Telephone Number, including area code
212-761-2520

(Former name or former address, if changed since
last report.)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On October 17, 2003, Morgan Stanley & Co. International Limited,
an affiliate of MS Structured Asset Corp. exchanged 41,900 Units issued by SATURNS Trust 2002-5 for $1,077,000 principal amount of Underlying Securites, in accordance with the terms of the Trust
Agreement, as amended.

Pursuant to the requirements of the Securities
Exchange Act of 1934, the Registrant has duly caused
this report to be signed on behalf of the Registrant
by the undersigned there unto duly authorized.

LASALLE BANK NATIONAL ASSOCIATION,
IN ITS CAPACITY AS TRUSTEE UNDER THE
TRUST AGREEMENT ON BEHALF OF MS Structured
Asset Corp., Registrant

By:

/s/ Russell Goldenberg
Russell Goldenberg,
Group Senior Vice President

October 27, 2003